Exhibit 16.1

GEORGE STEWART, CPA
316 17th Avenue South
Seattle, Washington 98144
(206) 328-8554 (206) 328-0383

November 16, 2010

U.S. Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Re: Liberty Energy Corporation

Dear Sirs and Mesdames:

I was previously the principal auditor for Liberty Energy Corporation and reported on the financial statements of Liberty Energy Corporation from the period from inception, June 6, 2006, through July 31, 2010. We have read Liberty Energy Corporation’s statements under Item 4 of its Form 8-K, dated November 16, 2010, and we agree with such statements.

For the most recent fiscal period through the date hereof, there have been no disagreements between Liberty Energy Corporation and George Stewart, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of George Stewart, CPA would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours Truly,

/s/ George Stewart, CPA

George Stewart, CPA
Seattle, WA